Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-143717) of Harland Clarke Holdings Corp. of our report dated March 14, 2008 relating to the carve out financial statements of Pearson Data Management as of and for the years ended December 31, 2007, 2006 and 2005, which appears in the Current Report on Form 8-K of Harland Clarke Holdings Corp. dated May 5, 2008.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
May 2, 2008